Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 1, 2012, among GeoResources, Inc., a Colorado corporation (the “New Guarantor”), the existing Guarantors, Halcón Resources Corporation, a Delaware corporation (the “Company”) and U.S. Bank National Association, as trustee under the Indenture referred to herein (the “Trustee”).

W I T N E S S E T H

WHEREAS, Leopard Sub I, Inc., a Colorado corporation (“Leopard Sub I”) and a subsidiary of the Company, was merged into the New Guarantor as of the date hereof;

WHEREAS, the New Guarantor is now a subsidiary of the Company;

WHEREAS, the Company and Leopard Sub I and the other Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 16, 2012, relating to the 9.75% Senior Notes due 2020 (the “Securities”) of the Company;

WHEREAS, Section 10.9 of the Indenture requires the New Guarantor to assume the obligations of Leopard Sub I under its Subsidiary Guarantee pursuant to a supplemental indenture in form and substance satisfactory to the Trustee; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;

NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the other Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Capitalized TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Assumption OF LEOPARD I SUB OBLIGATIONS. The New Guarantor hereby irrevocably and unconditionally assumes all the Obligations of Leopard Sub I under its Subsidiary Guarantee. The obligations of the New Guarantor to the Holders of Securities and to the Trustee pursuant to its Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee.

3. EXECUTION AND DELIVERY. The New Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

4. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each SIGNED copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are ASSUMED, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GEORESOURCES, INC.

By:		/s/ David S. Elkouri
Name:		David S. Elkouri
Title:		Executive Vice President and General Counsel

GREAT PLAINS PIPELINE COMPANY
HALCÓN ENERGY PROPERTIES, INC.
HALCÓN FIELD SERVICES, LLC
HALCÓN HOLDINGS, INC.
HALCÓN OPERATING CO., INC.
HALCÓN RESOURCES OPERATING, INC.
HALCÓN LOUISIANA OPERATING, L.P.
	By	HLP GULF STATES, LLC,
its General Partner
HLP GULF STATES, LLC
HRC ENERGY HOLDINGS (LA), INC.
HRC ENERGY LOUISIANA, LLC
HRC ENERGY RESOURCES (LAFOURCHE), INC.
HRC ENERGY RESOURCES (WV), INC.
LEOPARD SUB II, LLC
PONTOTOC PRODUCTION COMPANY, INC.

By:		/s/ David S. Elkouri
Name:		David S. Elkouri
Title:		Executive Vice President and General Counsel

HALCÓN RESOURCES CORPORATION

By:		/s/ David S. Elkouri
Name:		David S. Elkouri
Title:		Executive Vice President and General Counsel

SIGNATURE PAGE TO

FIRST SUPPLEMENTAL INDENTURE

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven A. Finklea
Steven A. Finklea, Vice President

SIGNATURE PAGE TO

FIRST SUPPLEMENTAL INDENTURE